Exhibit 99.1

Petco Reports Third Quarter 2025

Financial Results

Upwardly Revises Fiscal 2025 Earnings Outlook*

San Diego, November 25, 2025 – Petco (Nasdaq: WOOF) today announced its third quarter 2025 financial results.

Q3 2025 Overview

•
Net sales of $1.5 billion decreased 3.1% year over year in line with the company’s third quarter outlook
•
Comparable sales decreased 2.2% year over year
•
Gross profit margin expanded approximately 75 basis points to 38.9% as a percentage of net sales
•
Operating income improved $25.2 million to $29.2 million
•
GAAP net income improved $26.0 million to $9.3 million
•
Adjusted EBITDA1 increased $17.3 million to $98.6 million

“Once again, we delivered on Petco's profitability goals as we continue to execute on our multi-phased transformation,” said Joel Anderson, Petco's Chief Executive Officer.

"Rebuilding the base of our economic model has been a priority in 2025. This strengthened base sets the foundation for a return to growth during fiscal 2026."

Full Year 2025 Outlook

The company tightened its full year net sales outlook and upwardly revised its full year 2025 earnings guidance increasing the midpoint of its expected adjusted EBITDA range by $6 million. In addition, the company provided its outlook for the fourth quarter of 2025.

FY 2025 Outlook*
Net Sales	Down 2.5% - 2.8%
Adjusted EBITDA	$395 million to $397 million
Net interest expense	~$125 million
Capital Expenditures	$125 million - $130 million
Depreciation & Amortization	~$200 million
Net Store Closures	~20

Fourth Quarter 2025 Outlook

Q4 2025 Outlook*
Net Sales	Down low single digits year over year
Adjusted EBITDA	$93 million to $95 million

*Assumptions in the outlook include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent, and that current or planned tariffs on imports into the U.S. from other countries remain at November 25, 2025 levels. Adjusted EBITDA is a non-GAAP financial measure and has not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the Securities and Exchange Commission.

(1)
Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on November 25, 2025 at approximately 4:30 PM Eastern Time to discuss the company’s financial results. A live webcast of the conference call will be available on the company's Investor Relations page at https://ir.petco.com/news-and-events/events-and-presentations. A replay of the webcast will be available through the same link approximately two hours after the conference call.

About Petco:

We're proud to be "where the pets go" to find everything they need to live their best lives for more than 60 years — from their favorite meals and toys, to trusted supplies and expert support from people who get it, because we live it. We believe in the universal truths of pet parenthood — the boundless boops, missing slippers, late night zoomies and everything in between. And we're here for it. Every tail wag, every vet visit, every step of the way. We nurture the pet-human bond in the aisles of more than 1,500 Petco stores across the U.S., Mexico and Puerto Rico. Customers experience our exclusive selection of pet care products, services, expertise and membership offerings in stores and online at petco.com, and on the Petco app. In 1999, we founded Petco Love. Together, we support thousands of local animal welfare groups nationwide, and have helped find homes for over 7 million animals through in-store adoption events.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including, but not limited to, statements regarding our Q4 and full year 2025 outlook, operational reset of our business, our competitive positioning, profitability, cost action plans and associated cost-savings, our path to sustainable, profitable growth and our expectations regarding tariffs and associated impacts. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,”

“shall,” “should,” “anticipates,” “opportunity,” “illustrative,” or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers, mass and grocery retailers, and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation, prevailing interest rates and the impact of tariffs; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a data privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflicts in Ukraine and the Middle East), health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; (xx) impairments of the carrying value of our goodwill and other intangible assets; (xxi) our ability to successfully implement our operational adjustments, achieve the expected benefits of our cost action plans and drive improved profitability; (xxii) our ability to deliver sustainable, profitable growth and (xxiii) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contact	Media Contact
Tina Romani	Lisa Stark
InvestorRelations@petco.com

pressinquiries@petco.com

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended		39 Weeks Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net sales:
Products	$1,209,601	$1,263,194	$3,677,097	$3,806,674
Services and other	254,810	248,243	769,242	757,658
Total net sales	1,464,411	1,511,437	4,446,339	4,564,332
Cost of sales:
Products	739,893	782,240	2,253,321	2,362,065
Services and other	155,503	153,440	468,716	467,125
Total cost of sales	895,396	935,680	2,722,037	2,829,190
Gross profit	569,015	575,757	1,724,302	1,735,142
Selling, general and administrative expenses	539,819	571,780	1,635,725	1,745,479
Operating income (loss)	29,196	3,977	88,577	(10,337)
Interest income	(1,814)	(1,346)	(4,082)	(2,436)
Interest expense	32,827	35,797	99,618	109,420
Other non-operating income	—	(8,465)	—	(5,800)
Loss before income taxes and income from equity method investees	(1,817)	(22,009)	(6,959)	(111,521)
Income tax benefit	(6,276)	(857)	(5,035)	(9,985)
Income from equity method investees	(4,871)	(4,479)	(13,565)	(13,557)
Net income (loss) attributable to Class A and B-1 common stockholders	$9,330	$(16,673)	$11,641	$(87,979)

Net income (loss) per Class A and B-1 common share:
Basic	$0.03	$(0.06)	$0.04	$(0.32)
Diluted	$0.03	$(0.06)	$0.04	$(0.32)

Weighted average shares used in computing net income (loss) per Class A and B-1 common share:
Basic	280,380	274,495	278,995	272,446
Diluted	288,221	274,495	285,640	272,446

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	November 1, 2025	February 1, 2025
ASSETS
Current assets:
Cash and cash equivalents	$237,413	$165,756
Receivables, less allowance for credit losses[1]	42,900	40,425
Merchandise inventories, net	617,896	653,329
Prepaid expenses	43,721	53,515
Other current assets	65,470	60,594
Total current assets	1,007,400	973,619
Fixed assets	2,342,513	2,265,915
Less accumulated depreciation	(1,672,868)	(1,540,477)
Fixed assets, net	669,645	725,438
Operating lease right-of-use assets	1,306,554	1,302,346
Goodwill	980,064	980,064
Trade name	1,025,000	1,025,000
Other long-term assets	216,461	187,963
Total assets	$5,205,124	$5,194,430
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$429,978	$492,878
Accrued salaries and employee benefits	111,919	157,460
Accrued expenses and other liabilities	209,811	177,079
Current portion of operating lease liabilities	346,650	306,400
Current portion of long-term debt and other lease liabilities	5,102	5,346
Total current liabilities	1,103,460	1,139,163
Senior secured credit facilities, net, excluding current portion	1,581,950	1,578,091
Operating lease liabilities, excluding current portion	1,035,774	1,037,206
Deferred taxes, net	220,651	217,712
Other long-term liabilities	105,693	108,628
Total liabilities	4,047,528	4,080,800
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	243	239
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,304,491	2,280,495
Accumulated deficit	(1,137,418)	(1,149,059)
Accumulated other comprehensive loss	(9,758)	(18,083)
Total stockholders’ equity	1,157,596	1,113,630
Total liabilities and stockholders’ equity	$5,205,124	$5,194,430

1.
Allowances for credit losses are $940 and $1,594, respectively
2.
Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 243.1 million and 239.1 million shares, respectively
3.
Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
4.
Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
5.
Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding - none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	39 Weeks Ended
	November 1, 2025	November 2, 2024
Cash flows from operating activities:
Net income (loss)	$11,641	$(87,979)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	148,466	149,414
Amortization of debt discounts and issuance costs	3,760	3,661
Provision for deferred taxes	(50)	(35,629)
Equity-based compensation	25,372	40,705
Impairments, write-offs and losses on sale of fixed and other assets	677	8,449
Income from equity method investees	(13,565)	(13,557)
Amounts reclassified out of accumulated other comprehensive loss	(561)	(3,035)
Non-cash operating lease costs	308,297	311,347
Other non-operating loss	—	(5,800)
Changes in assets and liabilities:
Receivables	(2,709)	4,287
Merchandise inventories	35,433	(6,194)
Prepaid expenses and other assets	(2,437)	1,601
Accounts payable and book overdrafts	(63,121)	(36,427)
Accrued salaries and employee benefits	(46,238)	28,986
Accrued expenses and other liabilities	30,028	(817)
Operating lease liabilities	(273,942)	(280,101)
Other long-term liabilities	(523)	2,769
Net cash provided by operating activities	160,528	81,680
Cash flows from investing activities:
Cash paid for fixed assets	(89,960)	(91,041)
Cash paid for acquisitions, net of cash acquired	—	(464)
Cash paid for investment	—	(457)
Proceeds from investment	—	998
Proceeds from sale of assets	2,541	1,252
Cash received from partial surrender of officers' life insurance	—	206
Net cash used in investing activities	(87,419)	(89,506)
Cash flows from financing activities:
Borrowings under long-term debt agreements	—	201,000
Repayments of long-term debt	—	(201,000)
Debt refinancing costs	—	(3,028)
Payments for finance lease liabilities	(4,433)	(4,608)
Proceeds from employee stock purchase plan and stock option exercises	2,738	2,585
Tax withholdings on stock-based awards	(3,656)	(5,251)
Proceeds from issuance of common stock	—	2,500
Net cash used in financing activities	(5,351)	(7,802)

Net decrease in cash, cash equivalents and restricted cash	67,758	(15,628)
Cash, cash equivalents and restricted cash at beginning of period	181,665	136,649
Cash, cash equivalents and restricted cash at end of period	$249,423	$121,021

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period. Please see the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025 filed with the SEC on March 31, 2025 for additional information on Adjusted EBITDA.

The table below reflects the calculation of Adjusted EBITDA for the thirteen and thirty-nine weeks ended November 1, 2025 compared to the thirteen and thirty-nine weeks ended November 2, 2024.

(dollars in thousands)	13 Weeks Ended		39 Weeks Ended
Reconciliation of Net Income (Loss) Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net income (loss) attributable to Class A and B-1 common stockholders	$9,330	$(16,673)	$11,641	$(87,979)
Add (deduct):
Interest expense, net	31,013	34,451	95,536	106,984
Income tax benefit	(6,276)	(857)	(5,035)	(9,985)
Depreciation and amortization	49,817	50,109	148,466	149,414
Income from equity method investees	(4,871)	(4,479)	(13,565)	(13,557)
Asset impairments and write offs	155	1,380	677	8,449
Equity-based compensation	7,163	11,357	25,372	40,705
Other non-operating income	—	(8,465)	—	(5,800)
Mexico joint venture EBITDA (1)	11,662	9,984	32,220	30,382
Acquisition and divestiture-related costs (2)	—	—	—	3,719
Other costs (3)	571	4,429	6,561	18,071
Adjusted EBITDA	$98,564	$81,236	$301,873	$240,403
Net sales	$1,464,411	$1,511,437	$4,446,339	$4,564,332
Net margin (4)	0.6%	(1.1%)	0.3%	(1.9%)
Adjusted EBITDA Margin	6.7%	5.4%	6.8%	5.3%

(1)
Mexico joint venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended		39 Weeks Ended
(in thousands)	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net income	$9,742	$8,958	$27,129	$27,335
Depreciation	7,725	6,880	21,115	20,824
Income tax expense	4,498	3,637	12,599	10,996
Foreign currency loss (gain)	593	(106)	997	(7)
Interest expense, net	766	599	2,599	1,615
EBITDA	$23,324	$19,968	$64,439	$60,763
50% of EBITDA	$11,662	$9,984	$32,220	$30,382

(2)
Acquisition and divestiture-related integration costs include direct costs resulting from acquiring, integrating, or divesting businesses. These include third-party professional and legal fees, losses on sales of divestitures, and other integration-related costs that would not have otherwise been incurred as part of the company’s operations.
(3)
Other costs include, as incurred: restructuring costs and restructuring-related severance costs; legal reserves associated with significant, non-ordinary course legal or regulatory matters; and costs related to certain significant strategic transactions.
(4)
We define net margin as net loss attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the thirteen and thirty-nine weeks ended November 1, 2025 compared to the thirteen and thirty-nine weeks ended November 2, 2024.

	13 Weeks Ended		39 Weeks Ended
(in thousands)	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net cash provided by operating activities	$90,090	$20,724	$160,528	$81,680
Cash paid for fixed assets	(29,444)	(31,012)	(89,960)	(91,041)
Free Cash Flow	$60,646	$(10,288)	$70,568	$(9,361)